Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A (the “Registration Statement”) of our reports dated August 25, 2005, relating to the financial statements and financial highlights which appear in the June 30, 2005 Annual Reports to Shareholders of the AMM Asset Allocation Fund, CCM Capital Appreciation Fund, CCM Emerging Companies Fund, CCM Focused Growth Fund, CCM Mid-Cap Fund, NACM Flex-Cap Value Fund, NACM Global Fund, NACM Growth Fund, NACM International Fund, NACM Pacific Rim Fund, NFJ Dividend Value Fund, NFJ International Value Fund, NFJ Large-Cap Value Fund, NFJ Small-Cap Value Fund, OCC Core Equity Fund, OCC Renaissance Fund, OCC Value Fund, PEA Growth Fund, PEA Equity Premium Strategy Fund, PEA Opportunity Fund, PEA Target Fund, RCM Biotechnology Fund, RCM Financial Services Fund, RCM Global Healthcare Fund, RCM Global Resources Fund, RCM Global Small-Cap Fund, RCM Global Technology Fund, RCM International Growth Equity Fund, RCM Large-Cap Growth Fund, RCM Mid-Cap Fund, and RCM Targeted Core Growth Fund (each a fund of the Allianz Funds) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Kansas City, Missouri

June 29, 2006